Exhibit 99.02

BEFORE THE CORPORATION COMMISSION OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR AN ORDER OF THE COMMISSION	)	CAUSE NO. PUD 201100087
AUTHORIZING APPLICANT TO MODIFY ITS	)
RATES, CHARGES, AND TARIFFS FOR RETAIL	)
ELECTRIC SERVICE IN OKLAHOMA	)

JOINT STIPULATION AND
SETTLEMENT AGREEMENT

COME NOW the undersigned parties to the above entitled cause and pursuant to 17 O.S. § 282 present the following Joint Stipulation and Settlement Agreement ("Joint Stipulation") for the Oklahoma Corporation Commission's ("Commission") review and approval as their compromise and settlement of all issues in this proceeding between the parties to this Joint Stipulation ("Stipulating Parties"). The Stipulating Parties represent to the Commission that this Joint Stipulation represents a fair, just and reasonable settlement of these issues, that they believe the terms and conditions of the Joint Stipulation are in the public interest, and the Stipulating Parties urge the Commission to issue an order in this cause adopting and approving this Joint Stipulation.

Terms of the Joint Stipulation and Settlement Agreement
This Joint Stipulation represents a comprehensive total settlement to become effective ("Effective Date") with the issuance of a Commission order approving this Joint Stipulation. The tariffs and the terms and conditions of service necessary to implement the agreements in this Joint Stipulation become effective upon approval by the Director of the Public Utility Division of the Commission.

1.
Revenue Requirement. The Stipulating Parties agree that OG&E shall file tariffs designed to produce Oklahoma jurisdictional operating revenues of $1,711,207,980 based upon the test year billing units reflected in Section M of the Company's Application Package filed in this proceeding on July 28, 2011, as adjusted for weather using the weather normalization method proposed by OG&E. The Company shall provide the tariffs with its testimony in support of this Joint Stipulation. The Company shall recover its Oklahoma jurisdictional operating revenue through tariffs reflecting an annual increase in revenues in the amount of approximately $4,313,606.

2.	Return on Equity ("ROE"). The Stipulating Parties agree that the stated Return on Equity

Execution Version

until OG&E's next general rate proceeding is 10.2 percent. The identified ROE for any provision of a tariff in effect upon the implementation of new rates pursuant to a final order in this Cause shall be the lesser of 10.2 percent or the present return currently in effect for such tariff, until changed by this Commission in a subsequent order.

3.
Depreciation Rates. The Stipulating Parties agree that the Company shall use the revised depreciation rates filed by the Company in this cause for the purpose of calculating and setting rates pursuant to this Joint Stipulation. The new depreciation rates shall become effective beginning in the same month as new rates are implemented. Such revised depreciation rates shall remain in effect until OG&E's next general rate proceeding. As recognized in General Reservations, paragraph E, the agreement to use such depreciation rates shall not represent any precedential value and the Stipulating Parties will be free to take any position regarding OG&E's depreciation rates in OG&E's next general rate proceeding.

4.
SPP Transmission System Additions ("STSA") Rider. The Stipulating Parties agree OG&E may file an application seeking recovery pursuant to the 2012 SPP Transmission Systems Additions rider ("STSA Rider") of the costs allocated to OG&E's Oklahoma jurisdiction for those certain regionally allocated transmission projects approved by the SPP and identified in the Direct Testimony of OG&E witness Donald Rowlett (the "Projects"). The cost of such Projects, to the extent approved for cost recovery by the Commission, shall be calculated based on the most recent Commission approved return on equity. The Stipulating Parties further agree that nothing in this Joint Stipulation constitutes an approval, in the present Cause, of the recovery of costs associated with the Projects. The Stipulating Parties further agree that, to the extent found recoverable by the Commission, the costs of the Projects shall be recovered through the STSA Rider, in the form attached hereto as Attachment "A". The Stipulating Parties also agree to endeavor to process such application for cost recovery in an expedited manner. In its application for cost recovery pursuant to the STSA Rider, the Company shall provide the following information:

(i)    a description of the Projects, the final project cost and the cost to be allocated to OG&E;
(ii)    the actual in-service date and the original cost estimate for each of the specific Projects constructed by OG&E, and the updated actual Project costs for each Project and, in total, and, as allocated to OG&E, for each;
(iii)    the revenue impact associated with the Projects for each of OG&E's major customer classes;

Execution Version

(iv)    Orders issued by the FERC authorizing SPP's approval of the Projects;
(v)    evidence of SPP's approval of the Projects; and
(vi)    testimony in support of the reasonableness of the costs of the Projects to be recovered through the STSA Rider.
The Stipulating Parties further agree that, for informational purposes, the Company, will as a part of its application for cost recovery pursuant to the STSA Rider, provide the following information:

(i)
a description of the benefits (economic or otherwise) identified by SPP or OG&E that will accrue to the regional grid and to OG&E ratepayers resulting from each of the Projects and the expenses that will be collected pursuant to the STSA Rider; and

(ii)
any analyses conducted by SPP, OG&E or otherwise supporting the benefits to both the regional grid and to OG&E ratepayers relating to each of the Projects and the costs to be recovered by OG&E pursuant to the STSA Rider.

The Stipulating Parties further agree that costs recoverable through the STSA Rider will be assigned to and among Oklahoma retail classes using the allocation methodology approved by this Commission in Cause PUD 201100087.
The Stipulating Parties further agree that the STSA Rider shall continue until the conclusion of OG&E's next general rate case and the implementation of new rates in that Cause.

5.
Storm Recovery Rider. Commission Order No. 558445 in Cause Nos. PUD 200800215 and PUD 200700447 provides a recovery mechanism to affect OG&E's recovery of its actual storm expenses for the four year period 2006 through 2009. That period was extended to include 2010 and 2011 in Cause No. PUD 200800398 and is currently set to terminate August 2013. The Stipulating Parties agree that the Storm Cost Recovery Rider shall be further extended until rates are implemented in the Company's next general rate proceeding. Any final Over/Under recoveries will pass to the customers through the Fuel Cost Adjustment ("FCA") rider.

6.
Allowance for Funds Used During Construction ("AFUDC"). Beginning with the implementation of new rates established in this Cause, the return on common equity rate used in the formula to calculate Allowance for Funds During Construction ("AFUDC") shall be based on the ROE cited paragraph number 2, above.

7.	Off-System Sales of Electricity ("OSSE") Rider. The Stipulating Parties agree that the

Execution Version

OSSE rider shall be terminated. One hundred percent of revenues associated with off system sales of electricity currently included in the OSSE rider will be credited through the fuel cost adjustment rider.

8.
System Hardening Program Rider. The Stipulating Parties agree the System Hardening Program rider be modified to include additional circuit hardening capital costs of up to $15,000,000 and up to $10,950,000 of additional aggressive vegetation management expenses as proposed by OG&E in this Cause.

9.
Pension and Retiree Medical Tracker. The Pension and Retiree Medical tracker mechanisms will continue until modified or terminated by the Commission. The Stipulating Parties agree that the pension and retiree medical expense included in base rates, for the purpose of tracking the variance of future costs, shall be $21,395,873 and $8,994,539, respectively. The Stipulating Parties further agree that the pension and retiree medical expense regulatory liability will be amortized over a 24 month period beginning with the first of billing cycle new rates authorized in this proceeding become effective.

10.
SPP Cost Tracker Rider ("SPPCT") Reporting. OG&E agrees to submit the reporting information as set forth in Responsive Testimony of Staff witness, Fairo Mitchell, filed in this Cause. The SPPCT reporting information required is attached as Attachment "B" to this Joint Stipulation.

11.
Fuel Cost Adjustment Rider. The Stipulating Parties agreed in the Joint Stipulation and Settlement Agreement of Cost of Service and Rate Design Issues ("COS/Rate Design Settlement Agreement"), filed in this Cause on January 11, 2012, and attached hereto as Attachment "E", that fuel and certain gas transportation and storage costs would be removed from base rates. The Stipulating Parties further agree that the methodology for calculating the interest on the over/under fuel recovery balance will be modified as proposed by the Company in this Cause.

12.
Treatment of Certain Tariffs. Any tariff currently in effect which is not specifically eliminated or modified pursuant to this Joint Stipulation and which does not include a specific expiration date shall continue in effect. The term of the Smart Grid rider shall be extended until rates are implemented in the Company's next general rate proceeding. The inclusion of Windspeed costs in the RTSA shall terminate upon the implementation of new rates in this Cause and shall be subject to audit, true-up and adjustment.

Execution Version

13.
Smart Grid Reporting on Costs and Benefits. OG&E agrees to file a report regarding the results of its Smart Grid deployment in Oklahoma, consistent with the reporting requirements set forth in Hearing Exhibit 4, Arkansas Public Service Commission Docket No. 10-109-U, Order No. 8, Attachment 2 "Reporting Requirements" and attached hereto as Attachment "C". The Company further agrees that it shall file the report no later than the filing for the true-up of the Smart Grid Rider. The report shall contain information beginning with the implementation of the Smart Grid Rider through the true up of the rider.

14.
Customer Notice. The Company agrees to clarify in the Customer Guide provided to customers annually that a customer has the right to switch rate plans, subject to conditions contained in an individual tariff.

15.
Smart Grid Adjustments. The revenue requirement calculation set forth above in Paragraph 1 of this Joint Stipulation includes adjustments to avoid double recovery of Smart Grid Rider Assets (Adjustment B 3-14) and Operation & Maintenance Expenses (Adjustment H 2-41) through June 30, 2011.

16.
PTR Program Study. The Stipulating Parties agree that OG&E will hire a third party expert ("Expert") as soon as practically possible to:(i) evaluate, through a cost benefit type analysis, Peak Time Rebate ("PTR") programs; (ii) provide details on best practices for the potential implementation of a PTR, including general program parameters; (iii) provide feasible options for a PTR pilot program for residential and other customer classes; (iv) any other parameters as may be set forth by the Stipulating Parties as a part of the Scope of Work document; (v) provide a written report summarizing the Expert's findings and recommendations; and (vi) provide written and oral testimony as may be requested, but not necessarily required, by Staff in connection with OG&E's next application related to its demand program rider ("DPR"). The Stipulating Parties shall agree on the Expert and, if they cannot agree, the Staff shall decide on which Expert to select. The Stipulating Parties further agree that OG&E shall pay for and be able to recover the costs associated with the Expert through OG&E's DPR Rider, but that the Expert will report to and perform at the direction of the Staff. Within thirty (30) days following the selection of the Expert (or a reasonable time based on availability of such expert), Staff will endeavor to convene an initial meeting with the third party expert and the Stipulating Parties to review and, if necessary, to refine and make changes to the Scope of Work. Within thirty (30) days following the completion of the preliminary evaluations by the

Execution Version

third party expert, the Staff will conduct a technical conference(s) to allow the Stipulating Parties to ask questions and provide input in response to the Expert's preliminary evaluations and prior to Expert's completion and release of its final evaluations, recommendations and conclusions. The Expert shall endeavor to complete its final evaluations and recommendations by October 31, 2012 and those final evaluations and recommendations will be made available to the Stipulating Parties, provided that the Stipulating Parties also agree OG&E may seek Commission approval of a standard OCC Protective Order prior to making the evaluations of the Expert available. By agreeing to this Paragraph 16, the Stipulating Parties are not agreeing to be bound by any recommendations or conclusions made by the Expert.

17.
Customer Data. OG&E agrees to revise Section 218 of its terms and conditions of service, Ownership and Use of Smart Meter Data, by striking all of the current language and replacing it with the language set forth in Attachment "D" to this Joint Stipulation. The Stipulating Parties acknowledge there is disagreement regarding the issue of ownership of customer data and whether the language contained in Section 218 is consistent with 17 O.S. § 701.1 et seq., The Electric Usage Data Protection Act ("the Act") and by agreeing to this Paragraph 17, no Stipulating Party is waiving or modifying their position on the matter. The Stipulating Parties agree that 17 O.S. § 710.8 requires the Commission to promulgate rules to implement the Act, the Commission Staff will initiate such rulemaking and OG&E's tariff language may be modified as may be required to comply with any such rules.

18.
Regulatory Assets and Liabilities. The Stipulating Parties represent and agree that the Oklahoma jurisdictional revenue requirement includes recovery of the amortization, over a twenty four month period of the Company’s regulatory asset recorded for the costs incurred for the OCC Wind RFP Evaluator, Attorney General Expert - OU Spirit and the Attorney General's expert witness in the Crossroads wind case.

19.
Integrated Resource Plan ("IRP"). OG&E agrees that the analysis for the Company's 2012 IRP submittal made pursuant to OAC 165:35-37 will include consideration and documentation of i) electric demand and energy forecasts, including load forecasts, growth assumptions, energy sales forecasts and peak demand forecasts; ii) resource options, including existing supply resources; iii) supply side resource alternatives, including but not limited to both existing and new natural gas and existing and new renewable generation alternatives; iv) demand side resources, including energy efficiency and demand response programs; v)

Execution Version

transmission issues including, transmission resources, transmission needed for generation expansion options as described above and SPP transmission expansion plans; and vi) environmental compliance considerations, including Oklahoma's electric renewable energy goal, carbon dioxide restrictions and EPA's Regional Haze Rule, Utility MACT Rule, Cross State Air Pollution Rule, and other environmental rules and laws.

20.	Prior Settlement Agreement. The Stipulating Parties agree that the COS/Rate Design Settlement Agreement, attached hereto as Attachment "E", is incorporated in this Joint Stipulation.

21.
Effectiveness of Joint Stipulation. The Stipulating Parties agree that the provisions set forth in this Joint Stipulation, unless otherwise specified herein, will become effective upon approval of this Joint Stipulation by the Commission in this Cause.

General Reservations

The Stipulating Parties represent and agree that, except as specifically provided:

A.     Negotiated Settlement
This Joint Stipulation represents a negotiated settlement for the purpose of compromising and resolving the issues presented in this cause.
B.    Authority to Execute
Each of the undersigned affirmatively represents to the Commission that he or she has fully advised his or her respective client(s) that the execution of this Joint Stipulation constitutes a resolution of issues which were raised in this proceeding; that no promise, inducement or agreement not herein expressed has been made to any Stipulating Party; that this Joint Stipulation constitutes the entire agreement between and among the Stipulating Parties; and each of the undersigned affirmatively represents that he or she has full authority to execute this Joint Stipulation on behalf of his or her client(s).
C.     Balance/Compromise of Positions
The Stipulating Parties stipulate and agree that the agreements contained in this Joint Stipulation have resulted from negotiations among the Stipulating Parties. The Stipulating Parties hereto specifically state and recognize that this Joint Stipulation represents a balancing of positions of each of the Stipulating Parties in consideration for the agreements and commitments made by the other Stipulating Parties in connection therewith. Therefore, in the event that the Commission does not approve and adopt all of the terms of this Joint Stipulation, this Joint Stipulation shall be void and of no force and effect, and no Stipulating Party shall be bound by the agreements or provisions

Execution Version

contained herein. The Stipulating Parties agree that neither this Joint Stipulation nor any of the provisions hereof shall become effective unless and until the Commission shall have entered an Order approving all of the terms and provisions as agreed to by the parties to this Joint Stipulation.
D.    Admissions and Waivers
The Stipulating Parties agree and represent that the provisions of this Joint Stipulation are intended to relate only to the specific matters referred to herein, and by agreeing to this settlement, no Stipulating Party waives any claim or right which it may otherwise have with respect to any matters not expressly provided for herein. In addition, except as specifically set forth in this Joint Stipulation, none of the signatories hereto shall be deemed to have approved or acquiesced in any ratemaking principle, valuation method, cost of service determination, depreciation principle or cost allocation method underlying or allegedly underlying any of the information submitted by the parties to this cause and except as specifically provided in this Joint Stipulation, nothing contained herein shall constitute an admission by any Stipulating Party that any allegation or contention in this proceeding is true or valid or shall constitute a determination by the Commission as to the merits of any allegations or contentions made in this proceeding.
E.    No Precedential Value
The Stipulating Parties agree that the provisions of this Joint Stipulation are the result of negotiations based upon the unique circumstances currently represented by the Applicant and that the processing of this cause sets no precedent for any future causes that the Applicant or others may file with this Commission. The Stipulating Parties further agree and represent that neither this Joint Stipulation nor any Commission order approving the same shall constitute or be cited as precedent or deemed an admission by any Stipulating Party in any other proceeding except as necessary to enforce its terms before the Commission or any court of competent jurisdiction. The Commission's decision, if it enters an order approving this Joint Stipulation, will be binding as to the matters decided regarding the issues described in this Joint Stipulation, but the decision will not be binding with respect to similar issues that might arise in other proceedings. A Stipulating Party's support of this Joint Stipulation may differ from its position or testimony in other causes. To the extent there is a difference, the Stipulating Parties are not waiving their positions in other causes. Because this is a stipulated agreement, the Stipulating Parties are under no obligation to take the same position as set out in this Joint Stipulation in other dockets.
F.    Discovery
As between and among the Stipulating Parties, any pending requests for information or discovery and any motions that may be pending before the Commission are hereby withdrawn.

Execution Version

OKLAHOMA GAS AND ELECTRIC COMPANY
Dated: 06/29/12	By: /s/Patrick D. Shore
Patrick D. Shore

PUBLIC UTILITY DIVISION
OKLAHOMA CORPORATION COMMISSION

Dated: 06/29/12	By: /s/ Brandy Wreath
Brandy Wreath, Acting Director

OKLAHOMA OFFICE OF THE ATTORNEY GENERAL

Dated: 06/29/12	By: /s/ William L. Humes
William L. Humes

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS

Dated: 06/29/12	By: /s/ Thomas P Schroedter
Thomas P. Schroedter

OG&E SHAREHOLDERS ASSOCIATION

Dated: 07/02/12	By: /s/ Ronald E. Stakem
Ronald E. Stakem

WAL-MART STORES EAST, L.P AND SAM'S EAST INC.

Dated:	By:
Rick D. Chamberlain

AARP

Dated: 06/29/12	By: /s/ Deborah R. Thompson
Deborah R. Thompson

Execution Version

QUALITY OF SERVICE COALITION

Dated: 06/29/12	By: /s/ Lee W. Paden
Lee W. Paden

SIERRA CLUB

Dated: 07/02/12	By: /s/ Cheryl A. Vaught
Cheryl A. Vaught
Sierra Club supports the Joint Stipulation as it relates to Article 19 and takes no position on the remaining provisions herein.

CHERMAC ENERGY CORPORATION

Dated: 07/02/12	By: /s/ Cheryl A. Vaught
Cheryl A. Vaught
Chermac energy Corporation supports the Joint Stipulation as it relates to Article 19 and takes no position on the remaining provisions herein.

AES SHADY POINT

Dated: 07/02/12	By: /s/ Kendall Parrish
Kendall Parrish

THG ENERGY AND ASSOCIATION FOR ENERGY
SOLUTIONS

Dated: 07/02/12	By: /s/ Curtis M. Long
Curtis M. Long
THG Energy and the Association for Energy Solutions do not oppose the Joint Stipulation

Execution Version

ATTACHMENT "A" TO THE JOINT STIPULATION
SPP Transmission Additions Rider

OKLAHOMA GAS AND ELECTRIC COMPANY	Original Sheet No. xx.xx
P.O. Box 321	Date Issued xx xx, 2012
Oklahoma City, Oklahoma 73101

STANDARD PRICING SCHEDULE: STSA	STATE OF OKLAHOMA
SPP TRANSMISSION SYSTEM ADDITIONS RIDER
EFFECTIVE IN: All territory served.

PURPOSE: This SPP Transmission System Additions rider (STSA) establishes rates by which Oklahoma Gas and Electric ("OG&E" or "Company") will recover from its Oklahoma retail ratepayers the Oklahoma jurisdiction share of the revenue requirement for Southwest Power Pool (SPP) approved transmission projects, Sooner to Rose Hill and Sunnyside to Hugo, constructed by OG&E, the costs of which are allocated throughout the SPP region.

APPLICABILITY: STSA is applicable to all Oklahoma retail rate classes and customers except those specifically exempted by special contract.

TERM: The STSA will be implemented the first billing cycle of the month following Commission approval of the cost recovery of the aforementioned project(s) and shall remain in effect until closed by Commission order. The STSA will be reviewed for the purposes of extension, modification or termination during OG&E's next rate case.

REVENUE REQUIREMENT: The revenue requirement shall be based upon the most recently approved return on rate base (ROR), transmission investment, accumulated depreciation, ADIT, income tax expense, O&M expense, insurance expense, asset retirement obligation, depreciation expense, and property tax. Transmission costs for recovery in this surcharge shall exclude those costs allocated to third parties directly by SPP.

TRUE-UP: The over or under amount which will be the difference between the revenues collected through the rider from a previous period and the Oklahoma Actual Revenue Requirements of the corresponding period. All true-up amounts for any previous period will be added to or subtracted from the expected Oklahoma Retail jurisdictional amount by Class or "Other" for the next calendar year collection.

STSA RIDER CALCULATION: The monthly bill as calculated under the stated rates shall be adjusted for each kilowatt-hour (kWh) consumed by an amount computed in accordance with the following factor:

TRF =Transmission Rider Factor (TRF) will begin with the effective date of this rider and the revenue requirement will be charged to OG&E's customers when the associated transmission system addition is put in service.

Execution Version

The TRF per kilowatt-hour (kWh) will be calculated using the following formulas:
Where:

A = Oklahoma LPL Class Annual	Base LPL kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional LPL Retail kWh Sales

B = Oklahoma RES Class Annual	Base RES kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional RES Retail kWh Sales

C = Oklahoma GS Class Annual	Base GS kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional GS Retail kWh Sales

D = Oklahoma PL Class Annual	Base PL kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional PL Retail kWh Sales

E = Oklahoma OTHER Class Annual	Base OTHER kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional OTHER Retail kWh
Sales. The kWh is a composite of the annual
kWh of the non major Oklahoma Retail
Classes.
BASE KWH: The base kWh will be the projected Oklahoma Jurisdictional kWh for the appropriate class.

Execution Version

ATTACHMENT "B" TO THE JOINT STIPULATION
SPP Cost Tracker Reporting Requirements

1.
OG&E shall make an annual filing (with this cause number remaining open for the subsequent filings) for the re-determination of its SPP Cost Tracker factors on or before September 1 of each year and shall include:

i.	The identity of the applicable third-party transmission owners.

ii.	A description of the specific projects and the project cost of each third-party transmission owner, in total and as allocated to OG&E, if available.

iii.
The original cost estimate for each specific project constructed by the third-party transmission owner, the updated estimated or actual project cost and the actual or estimated in-service date, in total and as allocated to OG&E, if available.

iv.	The proposed SPP Cost Tracker factors.

v.	The projected revenue impact of the proposed SPP Cost Tracker factor for each major customer class.

vi.
A description of the benefits (economic or otherwise) that will accrue to the regional grid and to OG&E ratepayers as a result of the SPP Expenses that will be collected pursuant to the SPP Cost Tracker Tariff.

vii.	Information describing each transmission upgrade constructed by third party transmission owners that will be, and are being, charged to OG&E customers.

viii.	Any other analyses supporting the benefits to both the regional grid and to OG&E ratepayers relating to the costs recovered or to be recovered by OG&E pursuant to the SPP Cost Tracker Tariff.

ix.	Testimony in support of the re-determination of the SPP Cost Tracker factors.

2.
Within sixty (60) days of the filing of the re-determined SPP Cost Tracker factors and OG&E's testimony and information in support thereof, PUD will convene a technical conference where OG&E shall present and explain the filing to PUD and interested parties.

3.	The proposed SPP Cost Tracker factor may be implemented by OG&E within thirty (30) days of the filing for re-determination subject to true-up.

Execution Version

ATTACHMENT "C" TO THE JOINT STIPULATION
[Arkansas PSC Order No. 8]

ATTACHMENT 2
DOCKET NO. 10-109-U
REPORTING REQUIREMENTS

Metric Section	Metric Category	Key Metric	Definition
Project Delivery & Execution	Network Development	Total communication network components installed (access points & relays)	Total communication network components installed (access points & relays) expressed as total number and percent of total
Project Delivery & Execution	Meter Billing	Total AMI meters used for billing (activated), communications achieved and used to bill monthly	Total AMI meters used for billing (activated, i.e. communicating with meter to produce customer bill) expressed as total number and percent of total
Operational	Field Visits	Number of avoided truck rolls	Number of avoided truck polls for meter field inspections. Note: Will include number of deployment truck rolls as a footnote
Operational	Meter Accuracy	AMI Meter Sample Internal Test Results	Percentage of AMI meters that pass internal accuracy testing prior to deployment
Operational	Meter Reading Effectiveness	Percentage of interval reads received	Number of intervals reported/ total number of possible intervals to be reported
Communications & Education	Awareness and Understanding	Percent awareness of AMI technology and benefits (survey measurement)	Percent awareness of customers based on survey results; target to be determined after baseline established (with and w/o internet access)
Communications & Education	Awareness and Understanding	Percent understanding of AMI technology and benefits (survey measurement)	Percent understanding of customers based on survey results; target to be determined after baseline established (with and w/o internet access)
Communications & Education	Community Outreach	Number of community outreach events conducted and number of attendees at events	Number of events held to educate customers and number of customers attending educational events
Communications & Education	Community Outreach	Number of articles that appear in local media	Number of articles that appear in local media as a result of company issued press releases
Communications & Education	Community Outreach	Number of articles that appear in internal newsletter	Number of articles in internal newsletter
Communications & Education	Community Satisfaction	Number of Meter installation Complaints/Claims	Number of Meter installation complaints/claims
Communications & Education	Community Outreach	Number of customer organizations contacted	Number of customer organizations contacted
Communications & Education	Community Satisfaction	Number of customer referrals to energy advisors	Number of transfers to energy advisors for information on AMI deployments

ATTACHMENT 2
DOCKET NO. 10-109-U
REPORTING REQUIREMENTS

Metric Section	Metric Category	Key Metric	Definition
Financial Cost/Benefits	AMI Project Costs	Cost to Deploy: Capital vs. total Capital deployment cost	Total capital dollars spent on the AMI deployment program inception to date vs. total AMI program capital budget as a dollar amount and as a ratio by project
Financial Cost/Benefits	AMI Project Costs	Cost to Deploy: O&M vs. total O&M deployment cost	Total O&M dollars spent on the AMI deployment program inception to date vs. total AMI project O&M budget as a dollar amount and as a ratio by project
Financial Cost/Benefits	Capital Savings (direct & avoided)	DOE Reimbursement – AMI only	Portion of Department of Energy Smart Grid Investment Grants received and applied to offset cost of AMI and ratio of total grant
Financial Cost/Benefits	Capital Savings (direct & avoided)	Avoided new capital investment in new installations of the older metering systems due to customer growth	Total dollar value of avoided legacy metering capital costs for new customers and new developments
Financial Cost/Benefits	Capital Savings (direct & avoided)	Avoided planned replacement and maintenance costs relating to the older metering system (e.g., mechanical meters, ERT devices, etc.)	Total dollar value of avoided replacement costs of current metering equipment
Financial Cost/Benefits	O&M Savings (direct & avoided)	Reduction in manual meter reading costs	Cost reductions due to the elimination of meter reading positions (In-house and contract)
Financial Cost/Benefits	O&M Savings (direct & avoided)	Reduction in meter operations costs (e.g., field visits, meter maintenance, etc.)	Meter operations savings due to lower survey meter activities and ERT battery replacement costs
Financial Cost/Benefits	Other Economic Benefits	Reduced Theft of Energy	The number of incidents of theft of energy uncovered and the dollar amount billed for theft of energy
Project Delivery & Execution	Meter Development	Total AMI electric meters installed	Total AMI electric meters installed (physically attached to a premise) expressed as total number and percent of total

ATTACHMENT 2
DOCKET NO. 10-109-U
REPORTING REQUIREMENTS

Metric Section	Metric Category	Key Metric	Definition
Communications & Education	Customer Outreach	Number of customer communication methods deployed	Number of publications distributed or other communication vehicles deployed by type
Project Delivery & Execution		Number of manual meter reads of accounts with smart meters
Operational		Number of estimated bills on accounts with smart meters
Operational		Number of smart meters requiring repair or replacement

Execution Version

ATTACHMENT "D" TO THE JOINT STIPULATION
OG&E Terms and Conditions, Section 218

218    OWNERSHIP AND USE OF SMART METER DATA

All data generated, recorded, stored or transmitted by Smart Meter and supporting technology and infrastructure is, and shall at all times be and remain, the sole and exclusive property of the Company. The Company shall not disclose any personal information that specifically identifies an individual ("Personal Information") to any third parties without the consumer's prior written consent, except as set out below.
Upon request by a customer, the Company shall provide the customer with a copy of or access to the standard usage data for that customer for each billing period during the previous twelve (12) monthly billing periods. The provision of standard usage data to a customer shall be provided as a component of basic service provided by the Company.
Upon written request, the Company shall, to the extent feasible, provide nonstandard usage data of the customer to the customer. The Company may charge a reasonable fee for the provision of nonstandard usage data to cover the actual costs incurred in providing the data.
The Company may, without the consumer's prior written consent; 1) share such Personal Information with third parties that provide shared corporate support services to the Company so long as the Company requires that the third parties agree to treat such Personal Information as confidential; 2) disclose Personal Information pursuant to subpoena, court order, or other applicable statute, rule, or regulation; 3) disclose Personal Information in collection with a merger, acquisition, sale of assets or similar transaction involving the Company; or 4) as necessary to restore service or to prevent or respond to emergency conditions.
"Standard usage data" means usage data that includes the amount of electricity consumed at a residence or premises of a customer and the characteristics of that consumption, as generated, recorded, stored or transmitted by the Company infrastructure or supporting technology, and is used internally by the Company and is generally made available to customers in each of its customer classes on a regular basis, delivered by the company in a standard format and with standard frequency, including without limitation the usage data collected by the meter or obtainable on all as-available basis by the customer.
"Personal Information" means any information that directly or indirectly identifies or is uniquely associated with a customer or an authorized representative of a customer, including but not limited to the name, social security or taxpayer identification number, street address, telephone number, electric utility account number, meter number or financial account information of the customer or authorized representative of the customer.
"Personal Information" does not include aggregate information from which any identifying information has been removed. The Company may use and disclose aggregate information without restriction.

Execution Version

ATTACHMENT "E" TO THE JOINT STIPULATION
Joint Stipulation and Settlement Agreement of Cost of Service and Rate Design Issues

BEFORE THE CORPORATION COMMISSION OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR AN ORDER OF THE COMMISSION	)	CAUSE NO. PUD 201100087
AUTHORIZING APPLICANT TO MODIFY ITS	)
RATES, CHARGES, AND TARIFFS FOR RETAIL	)
ELECTRIC SERVICE IN OKLAHOMA	)

JOINT STIPULATION AND SETTLEMENT AGREEMENT
OF COST OF SERVICE AND RATE DESIGN ISSUES

I. Introduction

The undersigned parties believe it is in the public interest to effectuate a settlement of Cost of Service and Rate Design issues in Cause No. PUD 201100087 as set forth herein.

Therefore, now the undersigned parties to the above entitled cause present the following Joint Stipulation and Settlement Agreement ("Settlement Agreement") for the Oklahoma Corporation Commission's ("Commission") review and approval as a compromise and settlement of Cost of Service and Rate Design issues as set forth herein in this proceeding between the parties to this Settlement Agreement ("Stipulating Parties"). The Stipulating Parties represent to the Commission that the Settlement Agreement represents a fair, just, and reasonable settlement of these issues, that the terms and conditions of the Settlement Agreement are in the public interest, and the Stipulating Parties urge the Commission to issue an Order in this Cause adopting this Settlement Agreement.

The Stipulating Parties agree that the Commission has jurisdiction with respect to the issues presented in this proceeding by virtue of Article IX, §18 et seq. of the Oklahoma Constitution and 17 O.S. §151, et seq.

It is hereby stipulated and agreed by and among the Stipulating Parties as follows:

II. Settlement Agreement

Effective with the final order of the Oklahoma Corporation Commission ("Commission") approving all elements of this Settlement Agreement:

Settlement Agreement
Cause No. PUD 201100087

A. Cost of Service Issues

Upon the Commission determination of the final Revenue Requirement, Oklahoma Gas & Electric ("OG&E") will allocate the Revenue Requirement based upon a compliance Cost of Service study ("COSS") that incorporates the following:

l.    The specific Commission adjustments used to determine the final revenue change will be incorporated in the COSS.

2.    Bad Debt expense will be allocated to customer classes using the actual costs incurred in the December 31, 2010 test year (the method from PUD 200800398).

3.    Fuel expense will be directly assigned to class and service level to synchronize fuel expense with fuel revenue maintaining current expense allocations.

4.    The Staff adjustment for the two (2) large customer additions will be incorporated for costing and pricing purposes, i.e. Cost Allocation (demands included in the class and system load), Current and Proposed Revenues, and in the Proof of Revenue statement.

5.    A thirty (30) year weather normalization of class and system load data (kW and kWh) will be used for rate making purposes.

6.    A 1CP Average and Excess allocation method using the above adjustments will be used to allocate costs between jurisdictions (jurisdictional cost allocation based on weather normalized 1CP A&E).

7.    A 4CP Average and Excess allocation method using the above adjustments will be used for allocation of costs between Oklahoma jurisdiction customer classes (Oklahoma class cost allocation based on weather normalized 4CP A&E).

8.    The subsidy resulting from the Oklahoma State University special contract shall be spread proportionately among all revenue classes.

9.    Currently, OG&E's base rates contain embedded fuel of 2.9 cents per kWh of its energy related fuel costs. This amount will be taken out of base rates and recovered through the operation of its Fuel Cost Adjustment ("FCA"). Further:

a) In consideration of the fuel price difference for the time differentiated tariffs, separate TOU FCA values will be developed and those resulting TOU FCA values will be adjusted by season and will continue to reflect the TOU differentiation in fuel charges for the summer season for the time differentiated tariffs,

b) Internal O&M expense, cogeneration capacity charges, and fuel handling expense currently excluded from the FCA will be retained in base rates, and

2

Settlement Agreement
Cause No. PUD 201100087

c) Enogex transportation and storage expenses will be recovered through the FCA as recommended by PUD Staff.

B. Rate Design Issues

The resulting COSS will be used as the starting point to allocate the revenue change to customer classes for Rate Design purposes. The following criteria will be used to adjust the allocation of the revenue change to customer classes:

1.     In the event of no change to the Oklahoma jurisdiction revenue requirement or an Oklahoma jurisdiction decrease:

a) All classes with a relative rate of return greater than 100% (i.e., those classes paying more than their class Cost of Service) shall receive a decrease of no more than 1.25 times the system average rate reduction, provided; however:

i. No class shall receive an increase,

ii. No class shall be brought below the relative rate of return of 100%, and

iii. All remaining classes except the lighting class, which will receive no change in class revenue, shall share equally on a proportional basis the remaining rate decrease.

b) Residential prices will be adjusted as follows:

i. The residential customer charge will not be increased, and

ii. Any increase to the energy prices to accommodate the inclusion of rider amounts being included in base prices will be made to the winter first block, summer first block, and shoulder month prices.

2.     In the event of an Oklahoma jurisdiction increase:

a) OSL and ML classes shall first be brought to a relative rate of return of approximately 89% and 75%, respectively,

b) All remaining classes with a relative rate of return less than 100% (i.e., those classes paying less than their class Cost of Service) shall receive an increase of no more than 1.25 times the system average rate increase, provided; however:

i. No class shall receive a decrease,

ii. No class shall be brought above the relative rate of return of 100%, and

3

Settlement Agreement
Cause No. PUD 201100087

iii. All remaining classes shall share equally on a proportional basis the remaining rate increase.

c) Residential prices will be adjusted as follows:

i.
If the increase is $10 million or less, there will be no customer charge increase and no increase to the existing LIAP discount. If the increase is in excess of $10 million, the Residential customer charge may be increased by not more than $2.10 per month (for a total customer charge of no more than $15.10) and there will be an increase to the LIAP discount of $2.00 per month to offset the impact on low income customers, and

ii.	Any increase to the energy prices to accommodate the inclusion of rider amounts being included in base prices will be made to the winter first block, summer first block, and shoulder month prices.

C. Miscellaneous Issues

1.OG&E, in consultation with interested parties in this Cause, will study weather normalization methodologies to establish normal weather for use by the Company for its regulatory needs. Within twelve (12) months of the date of the order in this Cause, OG&E will, present the study to interested parties in this Cause and will recommend a method to establish normal weather in OG&E's next rate case filing.

2.Within 12 (twelve) months of the date of the order in this Cause, OG&E will conduct a review of production cost allocation methodologies for allocation of Oklahoma jurisdiction costs to customer classes to determine whether the 4CP A&E or the 1CP A&E (both weather normalized) is appropriate for implementation in OG&E's next rate case filing.

3.OG&E agrees to continue the declining energy block for LPL TOU SL 1 and 2 of the amount of $0.002 per kWh.

4.OG&E agrees to defer for one (1) year the implementation of the 90% power factor adjustment and the current 85% power factor adjustment will remain in effect for twelve (12) months after the issuance of a final order in this Cause.

5.The residential summer second block energy price will not exceed $0.0130 per kWh more than the first summer rate block rate.

6.OG&E will amend Section 220 of its tariff regarding its Prepay Pilot Plan to include the following:

a) Participation in the Prepay Pilot is optional;

4

Settlement Agreement
Cause No. PUD 201100087

b) OG&E will not disconnect customers for a zero or negative balance during weather moratoriums, after 5 p.m. on weekdays or on Saturday or Sunday (weekends);

c) OG&E will not charge fees in addition to those that may be charged by third parties to customers to make prepayments on prepay accounts;

d) OG&E will not require a deposit;

e) OG&E will not charge reconnection fees under the Prepay Pilot;

f) OG&E will not knowingly allow a customer with a medical designation to participate in the Prepay Pilot; and

g) Customers may exit the Prepay Pilot at any time during the pilot with no exit fee and all standard terms and conditions will then apply to the customer.

7.     For its Prepay Pilot Plan, OG&E agrees to track and report the following:

a) Program costs and savings to the Company;

b) Costs and savings to consumers enrolled in the pilot; and

c) Frequency and duration of all disconnections.

8.    OG&E will work with the Oklahoma Department of Human Services to study other potential means-tested eligibility metrics and related potential enrollment levels regarding LIAP eligibility.

9.    The following issues are not addressed or resolved by this Settlement Agreement and are reserved for determination by the Commission in the final order to be issued in this Cause based on the record: RTSA Rider, System Hardening Rider, SPP Tracker, and Peak Time Rebate program.

10.    Issues relating to the DSM Rider are reserved for review in OG&E's upcoming DSM docket.

11.    Except as otherwise specified within this Settlement Agreement, OG&E's proposed Cost of Service and Rate Design that were not rebutted are adopted.

5

Settlement Agreement
Cause No. PUD 201100087

III. General Reservations

The Stipulating Parties represent and agree, except as specifically provided herein, that:

A.Negotiated Settlement. This Settlement Agreement represents a negotiated settlement for the purpose of compromising and resolving issues as reflected herein.

B.Authority to Execute. Each of the undersigned counsel of record affirmatively represents to the Commission that he or she has fully advised his or her respective clients(s) that the execution of this Settlement Agreement constitutes a resolution of issues which were raised in this proceeding related to Cost of Service and Rate Design, unless otherwise set forth herein; that no promise, inducement or agreement not herein expressed has been made to any Stipulating Party; that this Settlement Agreement constitutes the entire agreement between and among the Stipulating Parties; and each of the undersigned counsel of record affirmatively represents that he or she has full authority to execute this Settlement Agreement on behalf of his or her client(s).

C.Balance/Compromise of Positions. The Stipulating Parties stipulate and agree that the agreements contained in this Settlement Agreement have resulted from extensive negotiations among the Stipulating Parties. The Stipulating Parties hereto specifically state and recognize that this Settlement Agreement represents a balancing of positions of each of the Stipulating Parties in consideration for the agreements and commitments made by the other Stipulating Parties in connection therewith. Therefore, in the event that the Commission does not approve and adopt all of the terms of this Settlement Agreement, this Settlement Agreement shall be void and of no force and effect, and no Stipulating Party shall be bound by the agreements or provisions contained herein. The Stipulating Parties agree that neither this Settlement Agreement nor any of the provisions hereof shall become effective unless and until the Commission shall have entered an order approving all of the terms and provisions as agreed to by the parties to this Settlement Agreement.

E.Admissions and Waivers. The Stipulating Parties agree and represent that the provisions of this Settlement Agreement are intended to relate only to the specific matters referred to herein, and by agreeing to this settlement, no Stipulating Party waives any claim or right which it may otherwise have with respect to any matters not expressly provided for herein. In addition, none of the signatories hereto shall be deemed to have approved or acquiesced in any, Cost of Service determination, cost allocation or Rate Design methodology underlying or allegedly underlying any of the information submitted by the parties to this Cause and except as specifically provided in this Settlement Agreement, nothing contained herein shall constitute an admission by any Stipulating Party that any allegation or contention in this proceeding is true or valid or shall constitute a determination by the Commission as to the merits of any allegations or contentions made in this proceeding.

F.No Precedential Value. The Stipulating Parties agree that the provisions of this Settlement Agreement are the result of extensive negotiations based upon the unique circumstances currently represented by the Applicant and that the processing of this Cause sets no precedent for any future causes that the Applicant or others may file with this Commission.

6

Settlement Agreement
Cause No. PUD 201100087

The Stipulating Parties further agree and represent that neither this Settlement Agreement nor any Commission order approving the same shall constitute or be cited as precedent or deemed an admission by any Stipulating Party in any other proceeding except as necessary to enforce its terms before the Commission or any court of competent jurisdiction. The Commission's decision, if it enters an order approving this Settlement Agreement, will be binding as to the matters decided regarding the issues described in this Settlement Agreement, but the decision will not be binding with respect to similar issues that might arise in other proceedings. A Stipulating Party's support of this Settlement Agreement may differ from its position or testimony in other causes. To the extent there is a difference, the Stipulating Parties are not waiving their position in other causes. Because this is a stipulated agreement, the Stipulating Parties are under no obligation to take the same position as set out in this Settlement Agreement in other dockets.

WHEREFORE, the Stipulating Parties hereby submit this Settlement Agreement and Settlement Agreement to the Commission as their negotiated settlement of Cost of Service and rate design issues of this proceeding raised within the Application filed herein by OG&E or by Stipulating Parties to this Cause, and respectfully request the Commission to issue an Order approving the recommendations of this Joint Stipulation and Settlement Agreement.

OKLAHOMA GAS AND ELECTRIC COMPANY

Dated: 01/11/12	By: /s/ Patrick D. Shore
Patrick D. Shore

OKLAHOMA OFFICE OF THE ATTORNEY GENERAL

Dated: 01/11/12	By: /s/ William L. Humes
William L. Humes
Assistant Attorney General

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS

Dated: 01/11/12	By: /s/ Thomas P. Schroedter
Thomas P. Schroedter

OG&E SHAREHOLDERS ASSOCIATION

Dated: 01/11/12	By: /s/ Ronald E. Stakem
Ronald E. Stakem

7

Settlement Agreement
Cause No. PUD 201100087

PUBLIC UTILITY DIVISION
OKLAHOMA CORPORATION COMMISSION

Dated: 01/11/12	By: /s/ Brandy Wreath
Brandy Wreath
Deputy Director

WAL-MART STORES EAST, L.P AND SAM'S EAST INC.

Dated: 01/11/12	By: /s/ Rick D. Chamberlain
Rick D. Chamberlain

AARP

Dated: 01/11/12	By: /s/ Deborah R. Thompson
Deborah R. Thompson

QUALITY OF SERVICE COALITION

Dated: 01/11/12	By: /s/ Lee W. Paden
Lee W. Paden

WHEREFORE, each of the undersigned executes this agreement not as a Stipulating Party, but to indicate that they do not oppose the Commission accepting the settlement of the Stipulating Parties.

SIERRA CLUB

Dated: 01/11/12	By: /s/ Jon W. Laasch
Jon W. Laasch

CHERMAC ENERGY CORPORATION

Dated: 01/11/12	By: /s/ Jon W. Laasch
Jon W. Laasch

8